Exhibit (a)(1)(H)

[FIRST NAME LAST NAME]

[ADDRESS 1]

[ADDRESS 2]

[CITY, STATE ZIP]

SYCAMORE NETWORKS, INC.

OFFER TO EXCHANGE ELIGIBLE OPTIONS

FORM OF NEW STOCK OPTION AGREEMENT AND

PROMISE TO MAKE CASH PAYMENT

[DATE]

Dear [FIRST NAME],

You have elected to participate in the offer made by Sycamore to exchange your eligible options (as identified on the attached Schedule A) for new options with new exercise prices pursuant to the terms of the Offer to Exchange Eligible Options for New Options and Cash Payments, dated August 3, 2007 (the “Offer to Exchange”) and your signed Election Form. We have accepted your election with respect to the eligible options listed on the attached Schedule A and such options have been exchanged for new options (the “New Options”). These New Options, if already vested or once vested in accordance with the terms of grant, are exercisable at the new exercise prices as listed on the attached Schedule A.

In exchange for your agreement to exchange your outstanding eligible options for New Options with new exercise prices as indicated by your Election Form, Sycamore hereby promises to pay you a special cash payment in the amount described on Schedule A attached hereto. Any such payment will be paid, less applicable tax withholding, on or about your first regular payroll date in January 2008, but not before January 1, 2008. This payment is not subject to vesting.

Attached to this memorandum as Schedule B1 is a New Option Agreement for each of your New Options, which together with your Election Form evidences the exchange of your eligible options. To the extent not exchanged by this memorandum, your existing options will continue to be subject to the terms and conditions of the 1999 Stock Incentive Plan, as amended, under which the original options were granted.

This memorandum is subject to the terms and conditions of the offer as set forth in: (1) the Offer to Exchange; (2) the letter from Daniel E. Smith dated August 3, 2007; (3) the Election Form and (4) the Withdrawal Form (collectively, the “Offer Documents”), all of which are incorporated herein by reference. This memorandum and the Offer Documents reflect the entire agreement between you and Sycamore with respect to this transaction. This memorandum may be amended only by means of a writing signed by you and an authorized officer of Sycamore.

SYCAMORE NETWORKS, INC.

By:

Date:

Title:

[1]	Schedule B will consist of one of the three forms depending on the type of grant it replaces.

Schedule A
Personnel Grant Status	Sycamore Networks, Inc. Schedule A—Schedule of Exchanged Options and Cash Payments
Name:

The following is the schedule of your New Options:

Grant Date	1999 Stock Incentive Plan Option Grant Number	Total Number of Shares Originally Granted under the Option	Total Number of Shares Outstanding under the Option as of July 30, 2007	Number of Shares Subject to Portion Qualifying as Eligible Option	Exercise Price per Share Prior to Exchange	New Exercise Price Per Share Of New Options As Exchanged	Cash Payment

If you have questions about the above list, please direct them to Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

A-1

Schedule B

New Hire Grant Version

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

Dear «FirstName»:

You have been granted a Non-Qualified Stock Option to purchase «NumberShares» shares of stock (an “Option”) under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), as outlined below. This Option is governed by and subject to the terms and conditions of the Plan and this Sycamore Networks, Inc. 1999 Stock Incentive Plan Non Qualified Stock Option Agreement (the “Agreement”). This Agreement replaces and supersedes your prior agreement dated [ • ] and any other agreement, written or oral, with respect to your Options hereunder.

Optionee:	«FirstName» «LastName»

Grant Date:	«GrantDate»

Options Granted:	«NumberShares»

Exercise Price Per Share:	$«Price»

Expiration Date:	«ExpirationDate»

Initial Exercise Date:	«GrantDate», subject to the Unvested Share Repurchase Option set forth in paragraph 15 of the Plan.

Initial Vesting Date:	[One year after the Grant Date listed above, assuming no Change in Service][1]

If you have continued service with the Company through the dates indicated below, the Option will vest in the following installments:

Vesting Ratio*
Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Optionee’s service with the Company is continuous from the Grant Date until the Initial Vesting Date	20%

Plus

For each 3 months of the Optionee’s continuous service with the Company from the Initial Vesting Date	5%

*	Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.

[1]	Vesting to conform to individual’s vesting schedule. Options will remain vested to the extent already vested.

Note: If there are any discrepancies in the name show above, please contact Stock Administrator. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

New Hire Grant Version

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

If you cease to provide services to the Company, no further installments of this Option shall vest and you will have 3 months following the date of such cessation of service during which to exercise any then outstanding and fully vested options, after which all options granted hereunder shall expire, except as otherwise provided for in the Plan and the Agreement in the event of a Change in Service. This Option is non-transferable, except as provided for in the Plan. If this Agreement is not executed and returned to Stock Administration within 90 days of the Grant Date, such Option shall be revoked in its entirety and all rights thereto shall become null and void.

SYCAMORE NETWORKS, INC.

By:
Title:	CFO, VP Finance & Administration

Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of the Plan and the Agreement, including the Unvested Repurchase Option set forth in paragraph 15 of the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company Board of Directors upon any questions arising under this Option.

As a condition to the receipt of this Option, which is contingent upon my signing and returning this Agreement, I hereby agree that during the term of my employment by the Company or one of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:		Date:
«FirstName»«LastName»

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 1

For Employees with Less than One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

Dear «FirstName»:

You have been granted a Non-Qualified Stock Option to purchase «NumberShares» shares of stock (an “Option”) under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), as outlined below. This Option is governed by and subject to the terms and conditions of the Plan and this Sycamore Networks, Inc. 1999 Stock Incentive Plan Non Qualified Stock Option Agreement (the “Agreement”). This Agreement replaces and supersedes your prior agreement dated [ • ] and any other agreement, written or oral, with respect to your Options hereunder.

Optionee:	«FirstName» «LastName»

Grant Date:	«GrantDate»

Options Granted:	«NumberShares»

Exercise Price Per Share:	$«Price»

Expiration Date:	«ExpirationDate»

Initial Exercise Date:	«GrantDate», subject to the Unvested Share Repurchase Option set forth in paragraph 15 of the Plan.

Initial Vesting Date:	[One year after the Grant Date listed above, assuming no Change in Service][1]

If you have continued service with the Company through the dates indicated below, the Option will vest in the following installments:

	Vesting Ratio*
Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Optionee’s service with the Company is continuous from the Grant Date until the Initial Vesting Date	«PercentageVest»	%

Plus

For each 3 months of the Optionee’s continuous service with the Company from the Initial Vesting Date	5%

*	Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.

[1]	Vesting to conform to individual’s vesting schedule. Options will remain vested to the extent already vested.

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 1

For Employees with Less than One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

If you cease to provide services to the Company, no further installments of this Option shall vest and you will have 3 months following the date of such cessation of service during which to exercise any then outstanding and fully vested options, after which all options granted hereunder shall expire, except as otherwise provided for in the Plan and the Agreement in the event of a Change in Service. This Option is non-transferable, except as provided for in the Plan. If this Agreement is not executed and returned to Stock Administration within 90 days of the Grant Date, such Option shall be revoked in its entirety and all rights thereto shall become null and void.

SYCAMORE NETWORKS, INC.

By:
Title:	CFO, VP Finance & Administration

Schedule B

Performance Grant Version 1

For Employees with Less than One Year of Service

Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of the Plan and the Agreement, including the Unvested Repurchase Option set forth in paragraph 15 of the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company Board of Directors upon any questions arising under this Option.

As a condition to the receipt of this Option, which is contingent upon my signing and returning this Agreement, I hereby agree that during the term of my employment by the Company or one of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:		Date:
«FirstName»«LastName»

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 2

For Employees with At Least One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

«FirstName» «LastName»

«Address1»

«City», «State» «PostalCode»

Dear «FirstName»:

You have been granted a Non-Qualified Stock Option to purchase «NumberShares» shares of stock (an “Option”) under the Sycamore Networks, Inc. 1999 Stock Incentive Plan, as amended (the “Plan”), as outlined below. This Option is governed by and subject to the terms and conditions of the Plan and this Sycamore Networks, Inc. 1999 Stock Incentive Plan Non Qualified Stock Option Agreement (the “Agreement”). This Agreement replaces and supersedes your prior agreement dated [ • ] and any other agreement, written or oral, with respect to your Options hereunder.

Optionee:	«FirstName» «LastName»
Grant Date:	«GrantDate»
Options Granted:	«NumberShares»
Exercise Price Per Share:	$«Price»
Expiration Date:	«ExpirationDate»
Initial Exercise Date:	«GrantDate», subject to the Unvested Share Repurchase Option set forth in paragraph 15 of the Plan.
Initial Vesting Date:	[Three (3) months after the Grant Date listed above, assuming no Change in Service][1]

If you have continued service with the Company through the dates indicated below, the Option will vest in the following installments:

Vesting Ratio*
Prior to Initial Vesting Date	0

On Initial Vesting Date, provided the Optionee’s service with the Company is continuous from the Grant Date until the Initial Vesting Date	5%

Plus

For each 3 months of the Optionee’s continuous service with the Company from the Initial Vesting Date	5%

*	Stated Vesting Ratio assumes no Change in Service as described in the Plan. Vesting Ratio will be adjusted in accordance with the Plan if there is a Change in Service.

In no event shall the Vesting Ratio exceed 1/1.

[1]	Vesting to conform to individual’s vesting schedule. Options will remain vested to the extent already vested.

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.

Schedule B

Performance Grant Version 2

For Employees with At Least One Year of Service

Sycamore Networks, Inc.

1999 Stock Incentive Plan

Form of Non-Qualified Stock Option Agreement

If you cease to provide services to the Company, no further installments of this Option shall vest and you will have 3 months following the date of such cessation of service during which to exercise any then outstanding and fully vested options, after which all options granted hereunder shall expire, except as otherwise provided for in the Plan and the Agreement in the event of a Change in Service. This Option is non-transferable, except as provided for in the Plan. If this Agreement is not executed and returned to Stock Administration within 90 days of the Grant Date, such Option shall be revoked in its entirety and all rights thereto shall become null and void.

SYCAMORE NETWORKS, INC.

By:
Title:	CFO, VP Finance & Administration

Agreement and Acknowledgement

By my signature below, I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the Agreement. I further acknowledge receipt of a copy of the Plan and agree to comply with all of the terms and conditions of the Plan and the Agreement, including the Unvested Repurchase Option set forth in paragraph 15 of the Plan. I also agree to accept as binding, conclusive and final all decisions or interpretation of the Company Board of Directors upon any questions arising under this Option.

As a condition to the receipt of this Option, which is contingent upon my signing and returning this Agreement, I hereby agree that during the term of my employment by the Company or one of its subsidiaries and for a period of twelve (12) months thereafter, I shall not, directly or indirectly, without prior written consent of the Company or one of its subsidiaries, solicit or accept employment or be retained by any party who, at any time during the term of my employment, was a competitor or a client of the Company or any of its subsidiaries.

Signature:		Date:
«FirstName» «LastName»

Note: If there are any discrepancies in the name shown above, please contact Stock Administration. This Agreement will not be accepted with any modifications to its content or otherwise.